EXHIBIT 10.3

                          SECURITY AND PLEDGE AGREEMENT
                          -----------------------------

     AGREEMENT, dated as of April 26, 2004, by CAPRIUS, INC., a Delaware corporation (the "Company"), in favor of CAP AGENT ASSOCIATES LLC, a New York limited liability company (the "Agent"), acting in its capacity as agent for holders (the "Holders") of the Convertible Secured Promissory Notes, dated April 26, 2004 (the "Notes"), issued by the Company to the Holders.

                               W I T N E S S E T H
                               - - - - - - - - - -

     WHEREAS, the Holders have agreed to purchase between Five Hundred Thousand Dollars ($500,000) and One Million Five Hundred Thousand Dollars ($1,500,000) of Notes from the Company;

     WHEREAS, to induce the Holders to purchase the Notes, the Company has agreed to secure its Obligations by granting to the Holders a security interest in the Company's assets described in Section 2 below; and

     WHEREAS, the Company and the Holders desire to have the Agent hold the secured and pledged assets, and the Company, the Holders and the Agent desire to enter into an agreement setting forth the terms and conditions for the holding of such assets and the duties of the Agent, as set forth below:

     NOW THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  DEFINITIONS

     1.1 Defined Terms. In addition to the other terms defined in this Agreement, whenever the following capitalized terms are used they shall be defined as follows:

     "Collateral" shall have the meaning ascribed to such term in Section 2.1 and described in Section 2.2.

     "DEUCC" shall mean the Uniform Commercial Code as in effect in the State of Delaware from time to time.

     "Event of Default" shall have the meaning ascribed to such term under the Notes.

     "Financing Agreements" shall mean, collectively, this Agreement, the Notes and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by the Company, the Holders or the Agent in connection with the grant of the security interest herein, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.


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     "Liens" shall mean mortgages, liens, pledges, charges, security interest, encumbrances or other third party interests of any nature whatsoever.

     "MCM Stock" shall mean the shares of capital stock of M.C.M. Technologies, Inc., a Delaware corporation, owned of record by the Company and representing 57.53% of the issued and outstanding equity of said corporation.

     "Obligations" shall mean any and all obligations of every kind, nature and description owing by the Company to the Holders, including principal, interest, costs and expenses, however evidenced, as arising under the Notes or this Agreement.

     "Person" shall mean an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or department, agency or political subdivision thereof).

     "Successor Agent" shall have the meaning ascribed to such term in Section 8.4.

     1.2 Other Definitional Provisions, Construction. All terms used herein and defined in the DEUCC shall have the same definitions as specified therein. Unless otherwise specified, "hereunder," "herein," hereto," "this Agreement" words of similar import refer to this entire document; "including" is used by way of illustration and not by way of limitation, unless the context clearly indicates the contrary; the singular includes the plural, and conversely.

     2.  GRANT OF SECURITY INTEREST

     2.1 Grant. Subject to the terms and conditions of this Agreement, as collateral security for the punctual payment and performance of the Obligations by the Company, the Company hereby grants to the Holders a continuing security interest in, and shall assign to the Holders as security, the following property and interests in property, whether presently owned or hereafter acquired or existing, and wherever located described in Section 2.2 (collectively the "Collateral").

     2.2 Collateral. For purposes of this Agreement, the Collateral shall consist of:

          (a) Accounts. All rights outstanding as of the date hereof and future rights to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

          (b) Contract Rights. All contract rights, general intangibles (including, but not limited to, tax and duty refunds), and, chattel paper, documents, instruments, letters of credit, bankers' acceptances and guaranties outstanding as of the date hereof and thereafter obtained.

          (c) Inventory. All of the Company's owned, as of the date hereof and thereafter existing or acquired, raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

          (d) Equipment. All of the Company's owned, as of the date hereof and thereafter acquired, equipment, machinery, computers and computer hardware and


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software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located, except any leased property.

          (e) Intellectual Property. All patents, trademarks, and copyrights owned by the Company, including all goodwill associated therewith, all license and other rights in any third party product, and all other tangible or intangible proprietary information and materials owned by the Company that are currently used or being developed for use in the business of the Company.

          (f) Pledged Stock. All right, title and interest of the Company in and to all MCM Stock as of the date hereof and hereafter acquired by the Company, and all present and future payments, proceeds, distributions, instruments, property, interests and rights in connection with or relating to the MCM Stock, and all monies due or to become due and payable to the Company in connection with or related to the MCM Stock, or otherwise paid, issued or distributed from time to time in respect of or in exchange therefor, and any certificate, instrument or other document evidencing or representing the same, and as described in Schedule A.

          (g) Records. All of the Company's books as of the date hereof and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored.

          (h) Cash. All of the Company's cash, including drafts, acceptances, bank deposits, deposit accounts, checking accounts, and cash now or hereafter owned by the Company, or in which the Company may now have or may hereafter acquire any interest

          (i) All Other Assets. All products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and any claims against third parties for loss or damage to or destruction of any or all of the foregoing.

     Provided, however, that the above property and interests in property shall not include any rights of or proceeds due to or received by the Company or its subsidiary Opus Diagnostics, Inc., a Delaware corporation ("Opus"), resulting from royalties under a Royalty Agreement, dated October 9, 2002, by and between Seradyn, Inc., a Delaware corporation, and Opus.

     3.  PERFECTION

     3.1 Financing Statements. The Company shall execute and file such financing or continuation statements or amendments thereto as the Agent may reasonably request in order to perfect and preserve the security interests granted herein in the Collateral (other than the Pledged Stock). Upon the execution of this Agreement, the Company shall deliver to the Agent executed Forms UCC-1 in form for filing in the State of Delaware.

     3.2 Pledged Stock. Upon execution of this Agreement, the Company shall deliver or cause to be delivered to the Agent all certificates for the Pledged


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Stock, duly endorsed by the Company in blank in favor of the Agent, or with stock powers attached thereto duly endorsed by the Company, but not dated.

     4. USE OF COLLATERAL. Prior to the occurrence of an Event of Default which has not otherwise been waived, the Company shall have the right to receive and retain any cash distributions declared and paid with respect to the Collateral, the right to use, sell, lease or replace the Collateral, and the right to exercise all voting power with respect to the MCM Stock. After the occurrence and during the continuation of an Event of Default, the Company shall not be entitled to exercise any rights with respect to the Collateral, and the Agent shall be entitled to exercise any such rights for the benefit of the Holders. If any distributions, payments or proceeds shall be received by the Company after the occurrence of an Event of Default which has not been otherwise waived in writing, the Company shall immediately deliver the same to the Agent, accompanied, if appropriate, by proper instruments of assignment and/or powers executed by the Company in accordance with the Agent's instructions, to be held subject to the terms of this Agreement.

     5. REPRESENTATIONS AND WARRANTIES. To induce the Holders to enter into this Agreement and the Notes, the Company makes the following representations and warranties to the Holders:

     5.1 Authority. The Company has the authority to enter into this Agreement and to grant the security interests provided herein, and has obtained all necessary corporate approvals to execute, deliver and perform its obligations under this Agreement.

     5.2 Ownership. The Company owns the Collateral free and clear of any Lien, except for the security interest created by this Agreement, and no adverse claims have been filed with respect to any of the Collateral.

     5.3 Priority. The delivery of the Pledged Stock pursuant to this Agreement and the filing of financing statements with respect to the balance of the Collateral shall create a valid and perfected first priority security interest in the Collateral, subject to any limitations set forth in the Notes, securing the payment of the Obligations.

     5.4 Third Party. No authorization, approval or other action by, and no notice to or filing with any governmental authority is required either for the delivery by the Company of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Company except for
(i) filings of Forms UCC with the State of Delaware, or (ii) the remedies in respect of the Collateral pursuant to this Agreement.

     5.5 No Violation. The execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any writ or decree of any court or governmental instrumentality or of any indenture, contract, agreement or other undertaking to which the Company is a party or which purports to be binding upon the Company or upon any of its assets and will not result in the creation or imposition of any Lien in any of the assets of the Company except as contemplated by this Agreement.

     5.6 Binding Obligation. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject, however,


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to bankruptcy, and other law, decisional or statutory, of general application affecting the enforcement of creditors' rights and to the general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     6.  AFFIRMATIVE AND NEGATIVE COVENANTS

     6.1 Verification. The Agent, upon reasonable prior notice to the Company, shall have the right at any time or times to verify the validity, amount or any other matter relating to any of the Collateral.

     6.2 Power of Attorney. If at any time an Event of Default exists or has occurred and is then continuing, at the request of the Agent, the Company hereby irrevocably designates and appoints the Agent as the Company's true and lawful attorney-in-fact, and authorizes the Agent, in the Company's or the Agent's name, to do all acts and things which are necessary, in the Agent's determination, to fulfill the Company's Obligations under this Agreement and the Notes. The Company hereby releases the Agent from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of the Agent's own gross negligence or misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

     6.3 Further Assurances. The Company shall, at its expense and from time to time, promptly execute and deliver all further instruments, documents and agreements, and take all further action that may be necessary or desirable, or that the Holders or the Agent may request, in order to (i) continue, perfect and protect the security interest, pledge and Lien granted or purported to be granted hereby or (ii) enable the Agent or the Holders to exercise and enforce their respective rights and remedies hereunder with respect to the Collateral. Without prejudice to the generality of the foregoing, each such instrument or document shall be in such form as the Agent shall stipulate and may contain provisions such as are herein contained or provisions to the like effect or such other provisions of whatsoever kind as the Agent shall reasonably consider requisite for the improvement (on and subject to the terms herein), perfection or enforcement of the security constituted by, or pursuant to, this Agreement.

     6.4 No Other Liens. The Company covenants and agrees that it will not create, incur or permit to exist any Lien with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the Lien and security interest provided for or referred to in this Agreement or as may be permitted in the Notes.

     7.  REMEDIES UPON AN EVENT OF DEFAULT

     7.1 Process following Event of Default. At any time an Event of Default exists or has occurred and is continuing, the Agent, on behalf of the Holders, shall have all rights and remedies provided in this Agreement and the Notes, the DEUCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by the Company, except as such notice or consent is expressly provided for hereunder or required by applicable law. In the event the Agent desires to sell the Pledged Stock, he shall give the Company at least ten (10) days prior notice advising of the proposed terms of the sale. All rights, remedies and powers granted to the Agent hereunder, under any of the


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other Financing Agreements, the DEUCC or other applicable law, are cumulative, not exclusive and enforceable, in the Agent's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by the Company of this Agreement or any of the other Financing Agreements to which it is a party.

     7.2 Actions. Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, the Agent may, in its discretion and without limitation, (i) require the Company, at its own expense, to make available to the Agent any part or all of the Collateral, (ii) collect, foreclose, receive, appropriate, setoff and realize upon any and all of the Collateral, or (iii) sell, transfer, assign, deliver or otherwise dispose of any and all of the Collateral (including, without limitation, entering into contracts with respect thereto).

     7.3 Application of Proceeds. The Agent may apply the cash proceeds of Collateral actually received by the Agent from any collection, sale, foreclosure or other disposition of the Collateral to the payment of the Obligations, in whole or in part and in such order as the Agent may elect.

     8.  AGENT'S DUTIES

     8.1 Duties. The powers conferred on the Agent hereunder are solely to protect the interest in the Collateral as set forth in this Agreement, and shall not impose any duty upon Agent to collect, sell or otherwise realize on the Collateral or to exercise any powers not specifically expressed herein. Notwithstanding anything to the contrary herein, the duties and obligations of the Agent hereunder shall extend only to the delivery of the Collateral pursuant to this Agreement and such duties and obligations will terminate upon such delivery.

     8.2 Care. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. The Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own willful misconduct or gross negligence. In the event of ambiguity in the provisions governing the Notes or uncertainty on the part of the Agent as to how to proceed, such that the Agent, in its sole and absolute judgment, deems it necessary for its protection so to do, the Agent may refrain from taking any action other than to retain custody of the Collateral deposited hereunder until it shall have received joint written instructions signed by the Company and the Holders constituting at least at least 51% of the aggregate amount of principal and accrued interest then outstanding under the Notes ("Note Requisite Holders") in accordance with the provisions of this Agreement.

     8.3 Acts of Others. The Agent shall not be responsible for any failure or inability of the parties to this Agreement, or of anyone else, to deliver the Collateral to the Agent or otherwise to honor any of the provisions of this Agreement. The Agent shall be fully protected in acting on and relying upon any


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written notice, direction, request, waiver, consent, receipt or other paper or document which the Agent in good faith believes to be genuine and to have been signed or presented by the proper party or parties from time to time.

     9. FEES, INDEMNIFICATION The Company shall pay or reimburse any and all of the Agent's reasonable and proper expenses incurred in the performance of its duties under this Agreement. The Agent shall not receive any fee for acting in such capacity. The Company and the Holders each agrees to indemnify and hold the Agent harmless from and against any and all expenses (including counsel fees), liabilities, claims, damages, actions, suits or other charges incurred by or assessed against the Agent for anything done or omitted by the Agent in the performance of its duties hereunder, except as a result of its own gross negligence or willful misconduct.

     10. NOTICE Except as otherwise specifically set forth herein, all notices, instructions, requests, demands or other communications hereunder shall be deemed to have been duly and effectively given only if delivered in writing by hand, by express delivery service or by registered mail, return receipt requested, or by recognized overnight courier, addressed as follows:

          If to the Agent or for the Holders:
          ----------------------------------

          Cap Agent Associates LLC
          Attn.: Marc Koplik, Esq.
          90 Park Avenue
          New York, New York  10016

          If to the Company:
          -----------------

          Caprius, Inc.
          One Parker Plaza
          Fort Lee, New Jersey 07024
          Attn: President

Any party may, by written notice to the other parties, substitute such other address as it deems advisable. No notice, instruction, request, demand or other communication hereunder shall be deemed to have been received prior to actual receipt by recipient.

     11.  GENERAL

     11.1 Effectiveness and Termination. This Agreement creates a continuing security interest and Lien on the Collateral and will remain in full force and effect until the full final payment by the Company in satisfaction of all the Obligations. Upon termination, the Holders' rights, title and interest in and to the Collateral shall be automatically terminated and released to the Company, this Agreement shall terminate except as to the Agent's rights in Section 9, the Agent shall deliver the Pledged Stock to the Company, and the Company shall be permitted to file UCC termination statements as to the balance of the Collateral.


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     11.2 Entire Agreement; Amendments, Counterparts. This Agreement, the Notes
and all other Financing Agreements set forth the entire agreement of the parties with respect to subject matter of this Agreement and supersede all previous understandings, written or oral, in respect thereof. In the event of a conflict between the terms of this Agreement and those of any other agreement (other than the Notes), the terms herein shall govern. The terms of this Agreement may be amended, waived or modified only by an instrument in writing duly executed by all the parties hereto. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

     11.3 Assignment. The Company may not assign, transfer or otherwise dispose of any of its rights or obligations hereunder, by operation of law or otherwise, and any such assignment, transfer or other disposition without the written consent of the Note Requisite Holders and the Agent. The Agent may not assign any of its duties hereunder except to a Successor Agent pursuant to Section 8.4.

     11.4 Binding. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective heirs, assigns, administrators and successors. No Persons other than the Company, the Agent and the Holders are intended to be benefited in this Agreement or to have rights hereunder as third-party beneficiaries or otherwise.

     11.5 Headings. Section headings in this Agreement are included for convenience of reference only and shall not relate to the interpretation or construction of this Agreement.

     11.6 Governing Law. This Agreement shall be deemed to be a contract made under, and to be construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of law.

     11.7 Validity. If any provision of this Agreement is held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid, illegal or unenforceable and the rights and obligations of the parties hereto shall be construed and enforced only to such extent as may be permitted by applicable law.


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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                         CAPRIUS, INC.


                                         By: /s/ George Aaron
                                         Name:   George Aaron
                                         Title:  President


AGREED TO:

CAP AGENT ASSOCIATES LLC,
as Agent for the Holders.


By:  /s/ Steven Sands
     Authorized Person


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                                                                      SCHEDULE A

                                  PLEDGED STOCK

Certificate PA10 for 33,191 shares of Series A Preferred Stock, $.001 par value, of M.C.M. Environmental Technologies, Inc., registered in the name of Caprius, Inc.

Between July 17, 2004 and January 17, 2005, Caprius, Inc. has a call option and the other existing MCM stockholders have a put option against Caprius, Inc. with respect to the MCM shares held by such stockholders as to their shares of MCM capital stock.


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